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                                                                     EXHIBIT 5.1




                                October 23, 1996






Board of Directors
Home Shopping Network, Inc.
11831 30th Court North
St. Petersburg, Florida  33716



Dear Sirs:



         As Senior Counsel to Home Shopping Network, Inc., a Delaware corporation ("HSN"), I have examined and I am familiar with the Registration Statement on Form S-3, File No. 333-10511 (the "Registration Statement") which relates to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the resale by certain beneficial owners of the 5 7/8% Convertible Subordinated Debentures of HSN in the aggregate principal amount of $100 million due March 1, 2006 of HSN (the "Debentures") and 8,333,333 shares (the "Shares") of HSN's common stock, par value $0.01 per share ("Common Stock"), issuable upon conversion of the Debentures. The Debentures were initially issued and sold to certain holders on March 1, 1996, through Allen & Company Incorporated, HSN's exclusive placement agent for the purpose of placing the Debentures in transactions complying with Rule 144A, Regulation D or Regulation S under the Securities Act.



         In connection with the delivery of this opinion, I have examined and relied upon such documents and instruments as I have deemed appropriate including, without limitation, the originals, certified copies or copies otherwise identified to my satisfaction as being copies of originals, of the Restated Certificate of Incorporation and By-Laws of HSN, each as amended to date; records of proceedings of HSN's Board of Directors, including committees thereof, with respect to the filing of the Registration Statement, the issuance and sale of the Debentures and related matters (the "Board Resolutions"); HSN's Offering Circular, dated February 26, 1996 (the "Offering Circular"), which describes the issuance and sale of the Debentures; the Indenture dated as of March 1, 1996 between HSN and United States Trust Company of New York, as trustee (the "Indenture"); and such other documents, records and certificates of public officials as I deemed necessary or appropriate for the purpose of this opinion. I have assumed the genuineness of all signatures (except those on behalf of HSN or its subsidiaries), the correctness of all certificates, the authenticity of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to me by HSN and its subsidiaries. I have further assumed that there will be no changes in applicable law between the date of this opinion and the time that the Debentures are converted into Shares.



         Based upon the foregoing, I am of the opinion that:



         1. The Debentures are duly authorized and validly issued and are legal, valid and binding obligations of HSN, except (A) to the extent enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and (B) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and

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Home Shopping Network, Inc.
October 23, 1996
Page 2



         2. Based on the initial conversion price of the Debentures set forth in the Registration Statement, the number of shares of Common Stock issuable upon conversion of the Debentures has been reserved for issuance by HSN for such purpose and such Shares, when so issued and delivered upon such conversion in accordance with the terms of the Debentures and the Indenture, will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock.



         I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to me contained therein under the heading "Legal Matters." In giving the foregoing consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.




                                        Very truly yours,




                                        /s/ H. Steven Holtzman
                                        ----------------------
                                        H. Steven Holtzman
                                        Senior Counsel